EXHIBIT 10.2

EXECUTION VERSION
The MARC Tower 1 129 Rivonia Road Sandton Johannesburg South Africa 2196 P O Box 783347 Sandton South Africa 2146 Docex 152 Randburg tel +2711 269 7600 info@ENSafrica.com ENSafrica.com

PUT OPTION AGREEMENT

in relation to the Pledged Shares (as defined below)

entered into between

THE STANDARD BANK OF SOUTH AFRICA LIMITED

(ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)

(as option holder)

and

ASP ISOTOPES INC.

(as option grantor)

and

RENERGEN LIMITED

(as confirming party)

and counter-signed by ASP Isotopes South Africa Proprietary Limited for the purpose of accepting its appointment in Clause 24 (Service of Process) of this Agreement

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Edward Nathan Sonnenbergs Incorporated   registration number 2006/018200/21

This Agreement is entered into between:

(A) ASP Isotopes Inc. (Delaware file number: 6228898), a company incorporated in accordance with the laws of the State of Delaware in the United States of America, as option grantor (“ASPI”);

(B) The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (Registration No. 1962/000738/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa, as option holder (the ”Lender”); and

(C) Renergen Limited (Registration No. 2014/195093/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa, as borrower and confirming party (the ”Borrower”), and counter-signed by ASP Isotopes South Africa Proprietary Limited for the purpose of accepting its appointment in Clause 24 (Service of Process) of this Agreement.

jointly, the “Parties”.

BACKGROUND

(A) The Lender and the Borrower have entered into the Facility Agreement pursuant to which the Lender makes a secured term loan facility available to the Borrower.

(B) As Security for the obligations of the Borrower under the Facility Agreement, NTIGT granted security over the Pledged Shares in favour of the Lender on the terms set out in the NTIGT Guarantee, Pledge and Cession Agreement.

(C) As consideration for certain amendments to the Existing Facility Agreement, the Borrower has agreed, among other things, to create additional Security for its obligations under the Facility Agreement on the terms set out in the Borrower Security Cession Agreement.

(D) In terms of the Facility Agreement, the Lender has agreed that it shall:

I. not enforce the Transaction Security created under the Borrower Security Cession Agreement until it has first enforced or attempted to enforce the Transaction Security created under the NTIGT Guarantee, Pledge and Cession Agreement in accordance with its terms; and

II. afford ASPI the opportunity to take transfer of, or procure the transfer to a nominee of, the Pledged Shares on the terms of this Agreement in the event of the enforcement of the NTIGT Guarantee, Pledge and Cession Agreement.

(E) In order to give effect to the arrangement contemplated above, ASPI has agreed to grant the Lender a put option over all of the Pledged Shares, exercisable at any time after the occurrence of an Enforcement Event, on the terms and subject to the conditions set out in this Agreement.

(F) The Borrower has agreed to be bound by this Agreement as a confirming party on the terms and subject to the conditions set out herein.

(G) This Agreement constitutes a Finance Document (as defined in the Facility Agreement) and a Transaction Security Document for the purposes of the Finance Documents.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. Definitions

Unless the context otherwise requires, words or expressions used in this Agreement shall have the following meanings:

1.1.1. “Agreement” means this put option agreement together with any annexures to it;

1.1.2. “ASPI” means ASP Isotopes Inc. (Delaware file number: 6228898), a company incorporated in accordance with the laws of the State of Delaware in the United States of America whose registered office is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 and whose principal place of business is at 2200 Ross Avenue, Suite 4575E, Dallas, TX 75201;

1.1.3. “ASPI Common Stock” means the common stock of ASPI, par value USD0.01 per share;

1.1.4. “ASPI South Africa” means ASP Isotopes South Africa (Pty) Ltd (Registration Number 2021/701779/07), a company duly registered and incorporated with limited liability in accordance with the laws of the Republic of South Africa;

1.1.5. “Borrower” means Renergen Limited (Registration No. 2014/195093/06), a limited liability company duly registered and incorporated in accordance with the laws of South Africa;

1.1.6. “Borrower Security Cession Agreement” means the cession in securitatem debiti agreement entered into on or about the Signature Date between the Borrower (as cedent) and the Lender (as cessionary), pursuant to which the Borrower cedes to the Lender in securitatem debiti its rights, claims and interests in and to the Collateral Account from time to time;

1.1.7. “Business Day” means a day (other than a Saturday, a Sunday or official public holiday) on which banks are open for general business in Johannesburg;

1.1.8. “Collateral Account” has the meaning given to this term in the Facility Agreement;

1.1.9. “CSDP” means First National Bank of South Africa, being an “authorised user” as defined in section 1 of the FMA;

1.1.10. “Discharge Date” means the date on which the Lender confirms to the Borrower, in writing, that (i) all the obligations of the Borrower under the Finance Documents have been fully, finally, unconditionally and irrevocably paid and discharged; and (ii) the Lender has no further commitment to provide finance or any other form of credit or financial accommodation or to perform any other obligations whatsoever to any person under any Finance Document;

1.1.11. “Enforcement Event” means the occurrence of an Event of Default that is continuing under the Facility Agreement;

1.1.12. “Event of Default” has the meaning given to this term in the Facility Agreement;

1.1.13. “Exercise Date” has the meaning given to this term in subclause 4.2.1 of Clause 4 (Exercise of the Put Option);

1.1.14. “Exercise Notice” has the meaning given to this term in subclause 4.1 of Clause 4 (Exercise of the Put Option);

1.1.15. “Existing Facility Agreement” means the written term loan facility agreement entered into on 30 August 2024 between the Borrower and the Lender, as amended and restated from time to time, as amended and restated on 12 December 2025;

1.1.16. “Facility Agreement” means the Existing Facility Agreement, as amended and restated on or about the Signature Date;

1.1.17. “Finance Document” has the meaning given to this term in the Facility Agreement and includes, for the avoidance of doubt, this Agreement;

1.1.18. “FMA” means the Financial Markets Act, 2012;

1.1.19. “JSE” means the exchange operated by JSE Limited (Registration No. 2005/022939/06), a limited liability company duly incorporated in accordance with the laws of South Africa, licensed as an exchange under the FMA;

1.1.20. “Lender” means The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) (Registration No. 1962/000738/06), a limited liability company and registered bank duly incorporated in accordance with the laws of South Africa;

1.1.21. “NTIGT” means NTIGT Investment Proprietary Limited (Registration No. 2025/684449/07), a company with limited liability duly registered and incorporated under the laws of South Africa;

1.1.22. “NTIGT Guarantee, Pledge and Cession Agreement” means the limited guarantee and cession agreement, dated 15 December 2025 between NTIGT (as guarantor, pledgor and cedent) and the Lender, pursuant to which NTIGT provides a limited guarantee to the Lender and pledges its shares in (and cedes in securitatem debiti all its current and future rights, claims and interest in and against) the Borrower and ASPI to the Lender, as security for the Secured Obligations (as defined therein);

1.1.23. “Pledged Shares” means any and all shares of ASPI Common Stock owned or held by NTIGT from time to time which are subject to the pledge and cession under the NTIGT Guarantee, Pledge and Cession Agreement, being 1,546,268 (one million five hundred and forty-six thousand two hundred and sixty-eight) shares as at the Signature Date, which shares are held with FNB Stockbroking and Portfolio Management in an investment account with account number 544627;

1.1.24. “Purchase Price” has the meaning given to this term in Clause 5 (Purchase Price);

1.1.25. “Put Option” means the put option granted by ASPI to the Lender pursuant to Clause 2 (Grant of the Put Option);

1.1.26. “Security” means a mortgage bond, notarial bond, cession in security, charge, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

1.1.27. “Signature Date” means the date of the signature of the Party last signing this Agreement in time;

1.1.28. “Trading Day” means a day on which trading in shares of ASPI Common Stock occurs on the JSE;

1.1.29. “Transaction Security” has the meaning given to this term in the Facility Agreement;

1.1.30. “Transfer Date” means the date on which the CSDP effects the transfer of the Pledged Shares to ASPI or its nominee (as applicable) in accordance with Clause 8 (Transfer of the Pledged Shares);

1.1.31. “USD” and “dollars” means the lawful currency of the United States of America;

1.1.32. “VWAP” means, in relation to any Pledged Share on the Exercise Date, the volume weighted average price per share of ASPI’s Common Stock traded on the JSE during the 5 (five) consecutive Trading Days ending on the last Trading Day immediately preceding the Exercise Date; and

1.1.33. “ZAR” and “Rand” means the lawful currency of South Africa.

1.2. Interpretation

In this Agreement:

1.2.1. a reference to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

1.2.2. a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, joint venture, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

1.2.3. “including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “in particular, but without prejudice to the generality of the foregoing”;

1.2.4. any reference to any statute or statutory instrument or any section of it shall be deemed to include a reference to any statutory modification or re-enactment of it for the time being in force in relation to the particular circumstances;

1.2.5. any reference to any written agreement shall be a reference to that agreement as amended, substituted or replaced from time to time in accordance with its terms;

1.2.6. “amendment” includes any amendment, variation, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “amend” and “amended” shall be construed accordingly;

1.2.7. where any number of days is to be calculated from a particular day, such number shall be calculated as excluding such particular day and commencing on the next day. If the last day of such number so calculated falls on a day which is not a Business Day, the last day shall be deemed to be the immediately preceding day which is a Business Day;

1.2.8. any reference to days (other than a reference to Business Days), months or years shall be a reference to calendar days, months or years, as the case may be;

1.2.9. where any day for the performance of any obligation and/or the payment of any amount in terms of this Agreement falls on a day other than a Business Day, such obligation shall be performed and/or such amount shall be paid on the immediately preceding day which is a Business Day;

1.2.10. the terms of this Agreement having been negotiated, the contra proferentem rule will not apply in its interpretation; and

1.2.11. an Event of Default is “continuing” if it has not been remedied or waived.

2. GRANT OF THE PUT OPTION

2.1. ASPI hereby grants to the Lender an irrevocable right, but not an obligation, to require ASPI (or its nominee) to purchase and/or take transfer of all of the Pledged Shares in respect of which the Lender holds Transaction Security under the NTIGT Guarantee, Pledge and Cession Agreement, on the terms and subject to the conditions set out in this Agreement (the ”Put Option”).

2.2. The Put Option may only be exercised in respect of all (and not only some) of the Pledged Shares.

2.3. For the avoidance of doubt, the grant of the Put Option does not oblige the Lender to exercise the Put Option.

2.4. Where ASPI nominates another person to take transfer of the Pledged Shares in accordance with this Agreement, ASPI shall remain liable to the Lender for the performance of all obligations under this Agreement as if ASPI were to take transfer of the Pledged Shares directly, and shall procure that such nominee complies with all applicable requirements of this Agreement.

2.5. The Put Option does not in any way limit the Lender’s right to enforce the Transaction Security created under the Borrower Security Cession Agreement (i) if the Put Option has lapsed; or (ii) to the extent the proceeds of the enforcement of the Transaction Security created under the NTIGT Guarantee, Pledge and Cession Agreement are not sufficient to discharge the obligations of the Borrower finally and in full.

2.6. The periodic exercise, by the Lender, of its rights under Clause 8.2.2 (Payment of interest) of the Facility Agreement to debit the Collateral Account by an amount that is equal to the Credit Interest Amount on any Interest Payment Date does not constitute an enforcement, by the Lender, of its rights under the Borrower Security Cession Agreement, unless the Lender has delivered a notice as contemplated under Clause 21.19 (Acceleration) of the Facility Agreement.

3. TERM

3.1. The Put Option is, subject to the occurrence of an Enforcement Event, exercisable from the Signature Date until (and including) the Discharge Date.

3.2. The Put Option shall immediately lapse:

3.2.1. if the Lender notifies ASPI that it is unable to enforce the whole or any part of the Transaction Security under the NTIGT Guarantee, Pledge and Cession Agreement and/or transfer the Pledged Shares to ASPI or its nominee in terms of this Agreement (whether as a result of its invalidity or unenforceability, the actions of the Borrower, ASPI, NTIGT or otherwise);

3.2.2. on the Discharge Date; or

3.2.3. if the undertakings given by the Lender under Clause 20.25.3 (Further assurance and Lender undertakings) of the Facility Agreement lapse in accordance with Clause 20.25.4 of the Facility Agreement, in which event this Agreement and the Put Option shall thereafter be of no further force or effect.

4. EXERCISE OF THE PUT OPTION

4.1. The Lender may exercise the Put Option at any time during the term referred to in Clause 3.1 (Term), provided an Enforcement Event has occurred, by delivering a notice to this effect to ASPI, copying NTIGT (such notice, an ”Exercise Notice”).

4.2. The Exercise Notice shall confirm:

4.2.1. the date on which the Exercise Notice is given (the ”Exercise Date”);

4.2.2. that an Enforcement Event has occurred and that the Lender is exercising its rights under the NTIGT Guarantee, Pledge and Cession Agreement and the Put Option;

4.2.3. the date by which ASPI must pay (or procure payment, by its nominee, of) the Purchase Price for all the Pledged Shares, being a date not less than 5 (five) Business Days after the date of the Exercise Notice; and

4.2.4. the details of the bank account of the Lender to which the Purchase Price must be paid.

4.3. An Exercise Notice, once given, shall be irrevocable and unconditional and shall upon receipt, be binding on ASPI (or its nominee).

5. PURCHASE PRICE

5.1. The purchase price per Pledged Share payable by ASPI (or its nominee) upon exercise of the Put Option (the ”Purchase Price”) shall be the fair value of the Pledged Shares, which the Parties agree shall be equal to 100% of the VWAP multiplied by the number of Pledged Shares.

5.2. The mechanism for determining the Purchase Price in this Clause 5 is consistent with, and shall be interpreted in the same manner as, the fair value mechanism set out in subclause 9.1.3.3 of Clause 9 (Enforcement) of the NTIGT Guarantee, Pledge and Cession Agreement.

6. PAYMENTAND COMPLETION

6.1. If the Lender exercises the Put Option, ASPI shall pay (or procure payment, by its nominee, of) the Purchase Price for all the Pledged Shares to the Lender, in ZAR, by no later than the date specified in the Exercise Notice delivered in accordance with Clause 4 (Exercise of the Put Option), which shall be a date not less than 5 (five) Business Days after the date of the Exercise Notice.

6.2. Payment of the Purchase Price shall be made in full in immediately available funds to such bank account as the Lender may notify to ASPI in writing.

6.3. The Lender shall apply the Purchase Price received to reduce or discharge amounts owed by the Borrower to the Lender in accordance with the provisions of the Finance Documents and shall pay the balance of the proceeds, if any, to the person entitled to it.

6.4. ASPI shall, on or before the date on which it is required to pay the Purchase Price in accordance with Clause 6.1 provide to the Lender the details of (i) the transferee (if a nominee); and (ii) the securities account to which the Pledged Shares must be transferred by the Lender against receipt of the Purchase Price.

7. REPRESENTATIONS AND WARRANTIES

7.1. Mutual representations and warranties

7.1.1. Each Party represents and warrants to each other Party that it has the necessary capacity, power and authority to enter into, exercise its rights under, and perform its obligations under, this Agreement.

7.1.2. Each Party represents and warrants to each other Party that it has taken all necessary corporate or other action to authorise the execution, delivery and performance of this Agreement, and that the person signing this Agreement on its behalf has been duly authorised to do so.

7.1.3. Each Party represents and warrants to each other Party that the execution, delivery and performance by it of this Agreement does not and will not conflict with its constitutional documents, any law or regulation applicable to it, or any agreement, instrument or obligation by which it or any of its assets is bound.

7.1.4. Each Party represents and warrants to each other Party that this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

7.2. Representations and Warranties by the Lender

The Lender represents and warrants to ASPI that:

7.2.1. subject to the validity of the Security over the Pledged Shares, it is entitled to exercise the Put Option and, upon exercise of the Put Option and receipt of the Purchase Price in full, to procure the transfer of the Pledged Shares to ASPI or its nominee (as applicable) free from any Security or other third party right, save for any Security created under the NTIGT Guarantee, Pledge and Cession Agreement, which shall be released upon such transfer;

7.2.2. it is aware that ASPI may, at the Signature Date, the Exercise Date and/or the Transfer Date, be in possession of material, non-public information concerning ASPI and its direct and indirect subsidiaries (the ”Information”) and that the Lender has not relied, except as otherwise stated or represented herein, on any disclosure or non-disclosure made or not made by ASPI or its direct and indirect subsidiaries of such Information, nor on the completeness thereof and that the Lender therefore has no claim against ASPI or its officers, directors, shareholders, partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on any such person’s, possession or non-disclosure to the Lender of the Information.

7.3. Representations and Warranties by ASPI

7.3.1. ASPI represents and warrants to the Lender that it has, or will procure that it has, sufficient financial resources available to it to pay the Purchase Price in full when due in accordance with Clause 6 (Payment) if the Lender exercises the Put Option.

7.3.2. ASPI represents and warrants to the Lender that it (and, if applicable, its nominee) has full corporate power and authority to acquire the Pledged Shares.

7.3.3. ASPI represents and warrants to the Lender that the exercise of the Put Option and the acquisition by ASPI (or its nominee) contemplated by this Agreement would not, on the Signature Date, breach or conflict with any law, regulation or the rules of any stock exchange on which its shares are listed.

8. TRANSFER OF THE PLEDGED SHARES

8.1. Upon receipt of the Purchase Price in full in accordance with Clause 6 (Payment), the Lender shall promptly instruct the CSDP to transfer the Pledged Shares to a securities account of ASPI (or its nominee).

8.2. The Lender shall take all steps reasonably necessary to procure that the CSDP effects the transfer of the Pledged Shares to ASPI or its nominee (as applicable) as soon as reasonably practicable following receipt of the Purchase Price.

8.3. Risk in and to the Pledged Shares shall pass to ASPI or its nominee (as applicable) on the Transfer Date.

8.4. If the Lender is unable to procure the transfer of the Pledged Shares to ASPI or its nominee (as applicable) within 10 (ten) Business Days (or such longer period as it may agree with ASPI) after receipt of the Purchase Price from ASPI, the Lender shall (i) notify ASPI in writing that the Put Option has lapsed; and (ii) return the Purchase Price (net of any transaction costs incurred) to ASPI.

9. BORROWER UNDERTAKINGS

9.1. The Borrower confirms that it is aware of the terms of this Agreement and the Put Option granted hereunder.

9.2. The Borrower confirms that it shall provide ASPI with copies of all amendments to this Agreement.

9.3. The Borrower confirms that it has provided ASPI with a copy of the Facility Agreement and that it shall provide ASPI with copies of all amendments to the Facility Agreement.

9.4. The Borrower undertakes to take all reasonable steps to procure the enforcement of this Agreement according to its terms.

9.5. The Borrower confirms that it has consented, to the extent required, to the Lender entering into this Agreement and to the grant of the Put Option contemplated herein.

10. NOTICES

10.1. Communications in Writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

10.2. Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

10.2.1. in the case of the Lender:

Physical address: 3rd Floor, East Wing, 30 Baker Street, Rosebank, Johannesburg, 2196, South Africa;

Email: MEITMU@standardbank.co.za; George.Kotsovos@standardbank.co.za;

Attention: E & I Transaction Management Unit; Executive Energy and Infrastructure Finance;

10.2.2. in the case of ASPI:

Physical address: 2200 Ross Avenue, Suite 4575E, Dallas, TX 75201, United States of America;

Email: HKiessling@ASPIsotopes.com; dainscow@aspisotopes.com;

Attention: Heather Kiessling (Chief Financial Officer);

10.2.3. in the case of ASPI South Africa:

Physical address: Unit 19 2nd floor , 1 Melrose Boulevard, Melrose Arch, Gauteng, 2076;

Email: HKiessling@ASPIsotopes.com; dainscow@aspisotopes.com;

Attention: Heather Kiessling (Chief Financial Officer);

10.2.4. in the case of the Borrower:

Physical address: Sandton Gate, Second Floor, 25 Minerva Ave, Glenadrienne, Sandton, Gauteng, 2196, South Africa;

Email: nick@renergen.co.za; will@renergen.co.za;

Attention: Nick Mitchell (Chief Operating Officer),

or any substitute address or department or officer as the relevant Party may notify the other Parties by not less than 5 (five) Business Days’ notice.

10.3. Domicilia

10.3.1. Each of the Parties chooses its physical address provided under or in connection with Clause 10.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

10.3.2. Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, provided that any such change shall only be effective on the 14th (fourteenth) day after deemed receipt of the notice by the other Parties pursuant to Clause 10.4 (Delivery).

10.4. Delivery

10.4.1. Any communication or document made or delivered by one person to another under or in connection with this Agreement will:

10.4.1.1. if delivered by hand, be deemed to have been received at the time of delivery;

10.4.1.2. if by way of courier service, be deemed to have been received on the 7th (seventh) Business Day following the date of such sending; and

10.4.1.3. if by way of email, in accordance with Clause 10.5 (Electronic Communication),

and provided, if a particular department or officer is specified as part of its address details provided under Clause 10.2 (Addresses), if such communication or document is addressed to that department or officer, unless the contrary is proved.

10.4.2. Any communication or document to be made or delivered to any Party will be effective only when actually received by such Party and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 10.2 (Addresses) (or any substitute department or officer as such Party shall specify for this purpose).

10.4.3. Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address.

10.5. Electronic Communication

10.5.1. Any communication to be made between the Parties under or in connection with this Agreement may be made by electronic mail or other electronic means by way of the electronic mail address specified as part of its address details provided pursuant to Clause 10.2 (Addresses).

10.5.2. Each Party undertakes to notify each other promptly in writing of any change in their electronic mail address and/or any other information required to enable the sending and receipt of information by that means.

10.5.3. Any electronic communication made between the Parties will be effective only when actually received in readable form.

10.6. English Language

Any notice or other document given under or in connection with this Agreement must be in English.

11. FURTHER ASSURANCES

Each Party shall promptly do everything that may be required in order to comply with its obligations under this Agreement and as may otherwise be required by any other Party for the purposes of and to give effect to this Agreement. In particular, each Party shall execute and do all such acts and things as any other Party may, in its reasonable discretion, require:

11.1. to give effect to the Put Option and the transactions contemplated by this Agreement;

11.2. to preserve or protect any of the rights of any Party under this Agreement;

11.3. to facilitate the transfer of the Pledged Shares to ASPI or its nominee upon exercise of the Put Option; and

11.4. to carry out the effect, intent and purpose of this Agreement,

in any such case, forthwith upon demand to the maximum extent permitted by law.

12. SOLE AGREEMENT

This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

13. NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement.

14. AMENDMENTS AND WAIVERS

14.1. No variation, amendment or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless effected in accordance with the provisions of this Clause 14 (Amendments and Waivers).

14.2. Any term of this Agreement may be varied or amended and any extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement may be granted, in each case, only with the consent of all the Parties and any such variation, amendment, waiver, extension of time, relaxation or suspension will be binding on all Parties.

14.3. No variation, amendment or consensual cancellation of this Agreement contemplated by this Clause 14 (Amendments and Waivers) shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

14.4. No oral pactum de non petendo shall be of any force or effect.

15. EXTENSIONS AND WAIVERS

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

16. BREACH

16.1. If:

16.1.1. a Party breaches any term of this Agreement and if the breach is capable of being remedied, fails to remedy such breach within 10 (ten) Business Days after receipt of a written notice requiring a Party to remedy a breach; or

16.1.2. a Party breaches any term of this Agreement which is not capable of being remedied,

then the aggrieved Party shall be entitled, in addition to any other remedy available to the aggrieved Party whether at law or under this Agreement, to:

16.1.2.1. cancel this Agreement by notifying the other Party in writing that it has done so, except that the aggrieved Party shall not be entitled to cancel if the breach relates to a term which if breached would have a trivial effect as regards the aggrieved Party;

16.1.2.2. cancel only the relevant part of this Agreement which has been breached by notifying the other Party in writing that it has done so;

16.1.2.3. cancel only the transaction concluded pursuant to the relevant part of this Agreement which has been breached by notifying the other Party in writing that it has done so;

16.1.2.4. claim specific performance of any obligation whether or not the due date for performance has arrived by notifying the other Party in writing;

16.1.2.5. continue with this Agreement,

but without prejudice to the aggrieved party’s right to claim damages or obtain an interdict.

17. CESSION AND DELEGATION

17.1. No Party (other than the Lender) shall be entitled to cede, assign or transfer any of its rights, benefits and obligations under this Agreement to any person without the prior written consent of the Lender.

17.2. The Lender may cede, assign or transfer its rights and obligations under this Agreement to any person to whom it transfers its rights and obligations under the Facility Agreement in accordance with the terms thereof.

18. REMEDIES CUMULATIVE

The rights of the Parties under this Agreement:

18.1. may be exercised as often as necessary;

18.2. are cumulative and not exclusive of any rights under general law; and

18.3. may be waived only in writing.

Delay in exercising or non-exercise of any such rights is not a waiver of those rights.

19. INDEPENDENT ADVICE

Each of the Parties acknowledges that they have been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that they have either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each of the Parties acknowledges that all of the provisions of this Agreement and the restrictions therein contained are fair and reasonable in all the circumstances and are part of the overall intention of the Parties in connection with this Agreement.

20. SEVERABILITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

21. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

22. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

23. JURISDICTION

23.1. The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a ”Dispute”).

23.2. The Parties agree that the courts of South Africa are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

23.3. This Clause 23 (Jurisdiction) is for the benefit of the Lender and ASPI. As a result, neither the Lender nor ASPI shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender and ASPI may take concurrent proceedings in any number of jurisdictions.

24. Service of Process

24.1. ASPI hereby irrevocably designates, appoints, authorizes and empowers ASPI South Africa, a subsidiary of ASPI, as its agent for service of process at its address specified in Clause 10.2.3 above, to receive and forward on its behalf any and all service of process, notices or other documents that may be served in any suit, action or proceeding of the nature referred to in this Clause 23 in the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division).

24.2. ASPI South Africa accepts the appointment in Clause 24.1.

24.3. ASPI South Africa’s designation and appointment shall be irrevocable by ASPI during the term referred to in Clause 3.1 (Term) above.

24.4. ASPI consents to process being served on it in any suit, action or proceeding of the nature referred to in this Clause 23 by serving a copy thereof upon ASPI South Africa and agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.

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SIGNATURE PAGE (1/4)

THE LENDER / OPTION HOLDER

For:	THE STANDARD BANK OF SOUTH AFRICA LIMITED (ACTING THROUGH ITS CORPORATE AND INVESTMENT BANKING DIVISION)
Signature:	/s/ George Kotsovos
who warrants that he / she is duly authorised thereto

Name:	George Kotsovos
Capacity:	Executive: Energy and Infrastructure Finance
Date:

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SIGNATURE PAGE (2/4)

OPTION GRANTOR

For:	ASP ISOTOPES INC.
Signature:	/s/ Donald Ainscow
who warrants that he / she is duly authorised thereto

Name:	Donald Ainscow
Capacity:	Executive Vice President, General Counsel & Secretary
Date:

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SIGNATURE PAGE (3/4)

CONFIRMING PARTY

For:	RENERGEN LIMITED
Signature:	/s/ André Visser
who warrants that he / she is duly authorised thereto

Name:	André Visser
Capacity:	Director
Date:

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SIGNATURE PAGE (4/4)

PROCESS AGENT

Signed only in confirmation of its acceptance of appointment pursuant to Clause 24 (Service of Process) of this Agreement:

For:	ASP Isotopes South Africa Proprietary Limited
Signature:	/s/ Mangaliso Mithi
who warrants that he / she is duly authorised thereto

Name:	Mangaliso Mithi
Capacity:	Regional Finance Director
Date: